UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 30, 2008

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Wave Systems Corp. (“Wave”) has entered into Subscription Agreements (the “Subscription Agreements”) with certain purchasers (the “Purchasers”) pursuant to which Wave will sell a total of 111 shares of newly designated Series J Convertible Preferred Stock (the “Preferred Stock”), for an aggregate purchase price of approximately $721,500.  As set forth below, each share of Preferred Stock is convertible into 10,000 shares of Class A common stock (the “Common Stock”).  For each share of Preferred Stock purchased, the Purchaser will also receive warrants (the “Warrants”) to purchase 20,000 shares of Common Stock at an exercise price of $0.40 per share.  The Warrants are exercisable for five years beginning on the date of the initial issuance of the Warrants.  The purchase price per share of Preferred Stock (and the corresponding warrants) is $6,500.

Each share of the Preferred Stock will be convertible into 10,000 shares of Common Stock (i) at the election of the holder thereof at any time or (ii) automatically on the date on which the average closing price per share of Common Stock for the 15 consecutive trading day period then ended equals or exceeds $1.00.  The Preferred Stock will participate on an as converted basis with respect to any dividends paid in respect of the Common Stock.  There will be no anti-dilution protection (other than proportionate adjustments for stock splits and similar events).  Prior to conversion, the Preferred Stock will have no voting rights other than consent rights in respect of modifications to the terms of the Preferred Stock.  On a liquidation or similar event, the Preferred Stock will rank senior to the Common Stock and the Series I Convertible Preferred Stock of Wave.  The liquidation value of a share of Preferred Stock is $4,000 per share.

The Preferred Stock and Warrants (including the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants) are to be drawn-down off of a shelf registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on June 23, 2008.   The form of Subscription Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Form of Warrant issued to the Purchasers is attached hereto as Exhibit 4.1 and incorporated herein by reference. A prospectus supplement related to the offering will be filed with the SEC.

Also, Security Research Associates, Inc. (the “Placement Agent”) has entered into a placement agency agreement (the “Placement Agency Agreement”) with Wave in which the Placement Agent agreed to act as placement agent in connection with this offering. In connection with this offering, Wave agreed to pay the Placement Agent a cash fee of $43,290 (6% of the gross proceeds paid to Wave in connection with this offering) (the “Cash Fee”) and will issue to the Placement Agent a Warrant to purchase up to a total of 66,600 shares of Common Stock (6% of the shares of Common Stock into which the shares of Series J Preferred Stock issued in this transaction are convertible) at an exercise price of $0.40 per share. The warrant is exercisable for 36 months beginning on the date of initial issuance of the Warrants.  The Placement Agent has no obligation to buy any Common Stock from us.

The Placement Agency Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The Form of Warrant issued to the Placement Agent is attached hereto as Exhibit 4.2 and incorporated herein by reference.

A copy of the opinion of Bingham McCutchen LLP, relating to the legality of the Preferred Stock and Warrants (including the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants) is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into the Registration Statement.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 30, 2008, Wave filed a Certificate of Designations for the Series J Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware for the purposes of amending its Restated Certificate of Incorporation to fix the preferences, limitations and relative rights of the Preferred Stock.  The Certificate of Designations became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.  Other Events.

On October 30, 2008, Wave issued a press release announcing the transaction. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 3.1	Certificate of Designations for the Series J Convertible Preferred Stock.

Exhibit 4.1	Form of Warrant issued to Purchasers.

Exhibit 4.2	Form of Warrant issued to the Placement Agent.

Exhibit 5.1	Opinion of Bingham McCutchen LLP.

Exhibit 10.1	Form of Subscription Agreement.

Exhibit 10.2	Placement Agency Agreement, dated as of October 29, 2008, by and between Wave and the Placement Agent.

Exhibit 99.1	Press Release of Wave, dated October 30, 2008, announcing the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: October 31, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Certificate of Designations for the Series J Convertible Preferred Stock.

Exhibit 4.1	Form of Warrant issued to the Purchasers.

Exhibit 4.2	Form of Warrant issued to the Placement Agent.

Exhibit 5.1	Opinion of Bingham McCutchen LLP.

Exhibit 10.1	Form of Subscription Agreement.

Exhibit 10.2	Placement Agency Agreement, dated as of October 29, 2008, by and between Wave and the Placement Agent.

Exhibit 99.1	Press Release of Wave, dated October 30, 2008, announcing the transaction.